Exhibit (6)(h)
SCHEDULE 11

Funds

                                    Portfolio Manager(s)
BNY Mellon ETF Trust
BNY Mellon Global Infrastructure Income ETF

BNY Mellon ETF Trust II
BNY Mellon Dynamic Value ETF

BNY Mellon Enhanced Dividend and Income ETF
BNY Mellon Small Cap ETF
BNY Mellon Active International Equity ETF

Tim Lucas
BNY Mellon Power Infrastructure ETF

1 This schedule is revised effective as of July 28, 2026 to reflect the addition of BNY Mellon Small Cap ETF, BNY Mellon Active International Equity ETF and BNY Mellon Power Infrastructure ETF.